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                               [WC&P LETTERHEAD]


                                                                         DRAFT


                               September 3, 1997



Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         We have acted as special tax counsel to Donaldson, Lufkin & Jenrette, Inc. (the "Company") in connection with the registration of $500,000,000 of the Company's Medium-Term Notes (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "Certain United States Federal Income Tax Considerations" in the prospectus supplement, dated August 22, 1997 (the "Prospectus Supplement"), that supplements the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 22, 1997.

         We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.



                                           Sincerely,

                                           WILMER, CUTLER & PICKERING


                                      By: /s/ Robert B. Stack
                                          ____________________________
                                           Robert B. Stack
                                           A Partner